Exhibit 10.10

TEXAS PETROCHEMICALS INC.

2004 STOCK AWARDS PLAN

As Amended and Restated Effective March 23, 2006

I.

PURPOSE

The purpose of the Texas Petrochemicals Inc. 2004 Stock Awards Plan (the “Plan”) is to provide a means through which Texas Petrochemicals Inc. (the “Company”), a Delaware corporation and its Subsidiaries, may attract able persons to the Company and to provide a means whereby those Employees, officers and directors of the Company upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ or service. A further purpose of the Plan is to provide such Employees, officers and directors of the Company with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. The Plan is a broad based plan that provides for grants of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, officer or director of the Company, as provided herein. The Plan is hereby amended and restated effective March 23, 2006 (“the Restatement Effective Date”). Any Awards made prior to the Restatement Effective Date shall be subject to the terms and conditions of the Plan as in effect on the date of such Award.

II.

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any parent or Subsidiary of the Major Holders.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award, Performance Award or Stock Appreciation Right.

(c) “Award Agreement” means a written agreement between the Company and a Holder with respect to any Award.

(d) “Board” means the Board of Directors of Texas Petrochemicals Inc.

(e) “Board Resolution” means a copy of a resolution having been duly adopted by the Board in accordance with the terms of the Company’s by-laws and to be in full force and effect on such adopted date.

(f) “Cause” shall mean the term as defined in any written employment agreement between the Company and the Participant. To the extent that there is no such agreement, “Cause” shall mean the Participant’s conviction of, or plea of guilty or no contest to, any felony (or equivalent under applicable law) or a misdemeanor that results in a material economic injury to the Company.

(g) “Change in Control” means:

(i) a transaction in which any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or group of persons acting together within the meaning of Section 13(d)(3) of the Exchange Act (other than and excluding any of the Major Holders acting alone, or in concert with each other, their respective Affiliates or others), becomes the direct or indirect beneficial owner of fifty percent (50%) or more of the Company’s Voting Stock; provided, however, that (x) there shall not be a “Change in Control” unless the Major Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the Company’s Voting Stock than such other person, and do not have the right or ability, in the aggregate, by voting power, contract, or otherwise, to elect or designate for election, a majority of the Board and (y) the Board may at any time prior to such transaction provide by Board Resolution that this subparagraph (i) shall not apply if such acquiring person is a corporation or other entity and a majority of the board of directors of the acquiring person (or other board or committee performing similar functions) immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the acquisition of such fifty percent (50%) or more of the Company’s Voting Stock. For purposes of subparagraph (i)(x) (A) such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of more than 50% of the parent entity’s Voting Stock, and the Major Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the parent entity’s Voting Stock than such other person, and do not have the right or ability, in the aggregate, by voting power, contract or otherwise, to elect, or designate for election, a majority of the parent entity’s board of directors (or other board or committee performing similar functions) and (B) the Major Holders shall be deemed to beneficially own any Voting Stock of an entity held by any other parent entity, so long as the Major Holders beneficially own, directly or indirectly, in the aggregate, a majority of the parent entity’s Voting Stock;

(ii) a transaction involving a merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, other than:

(A) a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders or other equity owners of the surviving person and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation, or

(B) a transaction following which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, at least a majority of the Voting Stock of the surviving person immediately after such transaction in substantially the same proportion that such holders held the Voting Stock of the Company immediately prior to such transaction following which the Company is not the surviving person, or survives only as a subsidiary of another person in a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of the preceding half-sentence (beginning with the word “following” and ending with the word “transaction”) shall not apply if a majority of the board of directors of such parent (or other board or committee performing similar functions if the parent is not a corporation) immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction; or

(iii) a sale of all or substantially all the assets of the Company to another person, other than the Major Holders, or any of them.

(h) “Change in Control Value” means (i) the per share price offered to stockholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place, or (iii) if such Change in Control occurs other than pursuant to clause (i) or (ii) of this paragraph (h), the Fair Market Value per share of the shares for which Awards are exercisable, as determined by a Board Resolution, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Board shall determine by a Board Resolution the fair cash equivalent of the portion of the consideration offered which is other than cash.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(j) “Committee” means any Committee to which the Board has delegated some or all of its powers and authority under the Plan.

(k) “Continuous Service” means the Holder’s service as an officer, Employee, or director with the Company or any Subsidiary that is not interrupted or terminated. The Holder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Holder renders service to the Company as an officer, Employee, or director or a change in the entity for which the Holder renders such service; provided, however, that there is no interruption or termination of the Holder’s Continuous Service other than an approved leave of absence. The Board may determine whether Continuous Service shall be considered interrupted.

(l) “Company” means Texas Petrochemicals Inc.

(m) “Covered Employee” means such person described in Section 162(m)(3) of the Code.

(n) “Current Market Price” means on any date on which the Stock is listed on any national securities exchange or on the NASDAQ Stock Market, (the average of the Quoted Prices for the five consecutive Trading Days selected by the Committee commencing not more than 20 Trading Days before, and ending not later than, the earlier of (x) the date in question and (y) in the case of any computation under Paragraph XII (d) or XII (e), the day before the “ex” date for the issuance or distribution requiring such computation; provided, however, that if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exercise Price pursuant to Paragraph XII(a), XII(b), XII(d), or XII(e) occurs on or after the 20th Trading Day prior to the day in question and prior to the “ex” date for the issuance or distribution requiring such computation, the Quoted Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Quoted Price by the same fraction by which the Exercise Price is so required to be adjusted pursuant to Paragraph XII(a), XII(b), XII(d), or XII(e) as applicable, as a result of such other event.

(o) “Effective Date” means the date set forth in Paragraph III(a).

(p) “Employee” means any person in an employment relationship with the Company or Parent or Subsidiaries.

(q) “Equity Interest” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and all options, warrants or other rights to purchase or acquire any of the foregoing; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing

(r) “ex date” means:

(i)

when used with respect to any issuance or distribution, the first date on which the Stock trades regular way on the relevant exchange or in the relevant market from which the Quoted Price was obtained without the right to receive such issuance or distribution;

(ii)

when used with respect to any subdivision or combination of shares of Stock, the first date on which the Stock trades regular way on the relevant exchange or in the relevant market after the time at which such subdivision or combination becomes effective; or

(iii)	when used with respect to any tender offer, the first date on which the Stock trades regular way on the relevant exchange or in the relevant market after the Expiration Time of such tender offer.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Excluded Dividend” means any Property Dividend or any dividend or distribution of rights or warrants referred to in Paragraph XU(f) that is paid or made in cash out of earnings or earned surplus, determined in accordance with GAAP.

(u) “Exercise Price” means the exercise price per share of Stock under any Award, subject to adjustment as provided in Paragraph XII.

(v) “Expiration Time” means the period of time set forth in Paragraph XII(e).

(w) “Fair Market Value” means as of any specified date, (i) the Current Market Price or (ii) if the Stock is not then listed on any national securities exchange or on the NASDAQ Stock Market, the fair value as determined by the Board in good faith, as evidenced by a Board Resolution. The Board may, but shall have no obligation to, engage one or more appraisers in making its determination of Fair Market Value under clause (ii). The Fair Market Value as determined by the Board under clause (ii) may be higher or lower than any such appraisal.

(x) “Forfeiture Restrictions” means the restrictions set forth in Paragraph IX(a).

(y) “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

(z) “Holder” means an Employee, officer or director who has been granted an Award.

(aa) “Incentive Stock Option” means an option to purchase Stock that is designated as an incentive stock option within the meaning of Section 422 of the Code.

(bb) “Major Holders” means Castlerigg Master Investments Ltd., RCG Carpathia Master Fund, Ltd. and Mellon HBV SPV LLC, and any investment fund managed by the same investment advisor of any such Major Holder.

(cc) “Nonqualified Stock Option” means an option granted under Paragraph VII of the Plan to purchase Stock which does not constitute an Incentive Stock Option.

(dd) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options and Nonqualified Stock Options.

(ee) “Option Agreement” means an Award Agreement with respect to an Option.

(ff) “Ownership Interest” means any shares of capital stock of the Company and any other security of the Company or any successor thereto into which any shares of capital stock of the Company are converted or for which any shares of capital stock of the Company are exchanged.

(gg) “Parent” means, for purposes of the grant of Incentive Stock Options, a parent of the Company (if any) which qualifies as a “parent corporation” within the meaning of Section 424(e) of the Code.

(hh) “Performance Award” means an Award granted under Paragraph X of the Plan.

(ii) “Performance Award Agreement” means an Award Agreement with respect to a Performance Award.

(jj) “Performance Goals” means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating income, pre- or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

(kk) “Performance Objectives” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Holder shall become entitled to specified rights in connection with an Award of performance shares. The Board may provide for adjustments to performance to eliminate the effects of charges for restructuring, extraordinary items, discontinued operations, other non-recurring charges, the cumulative effects of accounting changes, each as defined in GAAP, that occur during a Performance Period, in each case, to preserve the economic intent of any Award.

(ll) “Performance Period” means the one-year period that shall commence July 1 of each year, or such other longer period designated by the Committee, during which performance will be measured in order to determine a Holder’s entitlement to receive payment of an Award.

(mm) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

(nn) “Phantom Stock” means shares of Stock granted under Paragraph XI of the Plan.

(oo) “Phantom Stock Award” means an Award of Phantom Stock.

(pp) “Phantom Stock Award Agreement” means an Award Agreement with respect to a Phantom Stock Award.

(qq) “Plan” means the Texas Petrochemicals Inc. 2004 Stock Awards Plan, as amended from time to time.

(rr) “Property Dividend” means any payment by the Company to holders of its Stock of any dividend, or any other distribution by the Company to such holders of any shares of

Equity Interests of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a merger or consolidation or sale to which Paragraph XIII applies or (ii) of any Stock referred to in Paragraph XII(b).

(ss) “Purchased Shares” has the meaning set forth in Paragraph XII.

(tt) “Quoted Price” means, on any Trading Day, with respect to any security, the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System.

(uu) “Restatement Effective Date” means the date set forth in Paragraph I of the Plan.

(vv) “Restricted Stock” means shares of Stock granted under Paragraph IX of the Plan.

(ww) “Restricted Stock Agreement” means an Award Agreement with respect to a Restricted Stock Award.

(xx) “Restricted Stock Award” means an Award granted under Paragraph IX of the Plan.

(yy) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(zz) “SEC” means the Securities and Exchange Commission.

(aaa) “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

(bbb) “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised (or deemed exercised pursuant to Section 409A of the Code) over the exercise price of such Stock Appreciation Right.

(ccc) “Stock” means the common stock, $0.01 par value, of the Company.

(ddd) “Stock Appreciation Right” means an Award granted under Paragraph VIII of the Plan.

(eee) “Stock Appreciation Rights Agreement” means an Award Agreement with respect to an Award of Stock Appreciation Rights.

(fff) “Subsequent Awards” means the Awards defined under Paragraph VI.

(ggg) “Subsidiaries” means any subsidiary entity of the Company selected by the Board, provided, that, with respect to Incentive Stock Options, it shall mean any subsidiary of the Company that qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(hhh) “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

(iii) “Voting Stock” means of a person all classes of capital stock or other interest, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof.

III.

EFFECTIVE DATE AND DURATION OF THE PLAN

(a) Effective Date. The Plan was originally effective on December 15, 2004 (the “Effective Date”) and approved by the Company’s stockholders on January 6, 2005. The Plan, as amended and restated, shall be effective on the Restatement Effective Date, subject to stockholder approval in accordance with applicable state law within one year of the Restatement Effective Date. Unless the Company determines to submit Paragraph X of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m), and such stockholder approval is obtained, then no further Performance Awards shall be made to Covered Employees under Paragraph X after the date of such annual meeting, but the remainder of the Plan shall continue in effect.

(b) Duration of the Plan. The Plan will expire on the sixth anniversary of the Effective Date, and no Awards may be granted on or after the sixth anniversary of the Effective Date; provided, however, that any Award granted prior to such sixth anniversary shall remain outstanding in accordance with its terms.

IV.

ADMINISTRATION

(a) General Administration. The Plan shall be administered by the Board provided, however, that to the extent required by law, specific responsibilities shall be delegated to the Committee.

(b) Delegation to Committee. Subject to applicable law, the Board may delegate any of its power and authority under the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If the Board appoints a Committee, it shall have only those powers the Board has delegated to it. Such powers may include the power to delegate to a subcommittee or to officers and employees of the Company any of the administrative powers the Board has delegated to the Committee. If the Board delegates some or all of its power and authority to one or more Committees or subcommittees, any references in this Plan to the Board shall be deemed to be to the Committee(s) or subcommittee(s), but only to the extent of the delegation. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(c) Committee Composition. Notwithstanding the foregoing, if the Company has a class of equity securities registered under Section 12 of the Exchange Act, the Committee shall include at least two “non-employee directors” (as defined under Ru1e 16b-3 promulgated under the Exchange Act) to permit the Awards and subsequent transactions contemplated hereunder to comply with Rule 16b-3. Further, only a Committee comprising two or more “outside directors,” (within the meaning of Section 162(m)) may grant Awards that are subject to Section 162(m). Committee members shall also meet the requirements of the rules of any exchange or national market system upon which the Stock is listed.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. Members of the Board and any officer or employee of the Company acting at the direction or on behalf of the Board shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan. Such persons shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

(e) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to an Award; and the number of shares of Stock with respect to which an Award shall be granted to each such person.

(ii)

To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)

To provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Holder to whom such Award was granted or (ii) consented to by such Holder;

(iv)

Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

V.

GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,

RESTRICTED STOCK AWARDS, PERFORMANCE AWARDS

AND PHANTOM STOCK AWARDS; SHARES SUBJECT TO THE PLAN

(a) Stock Grant and Award Limits. The Board may from time to time grant and the Committee may recommend to the Board, from time to time, the grant of Awards to one or more Employees, officers and directors determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph XII, the total of number of shares (irrespective of class) set aside for issuance under the Plan is 2,613,317. Subject to Paragraph XII, up to 1,331,722 shares in the aggregate may be issued as Options or Stock Appreciation Rights, or any combination thereof, under the Plan and up to 1,281,595 shares in the aggregate may be issued pursuant to Restricted Stock Awards, Performance Awards or Phantom Stock Awards under the Plan. The maximum number of shares of Stock that may be the subject of all Awards granted to an Employee in anyone calendar year period may not exceed 600,000, subject to Paragraph XII. With respect to any Award paid in cash under the Plan, the number of shares of Stock having an aggregate Fair Market Value equal to the value of such cash Award shall be deducted from the total number of shares set aside for issuance under the Plan.

(b) Lapse of Awards. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or are relinquished, any shares of Stock subject to such Award shall again be available for grant pursuant to an Award, except that if an Award is paid in cash, the number of shares underlying such Award shall not be available for new Awards under the Plan.

(c) Stock Offered. The Stock to be offered pursuant to the grant of an Award may be authorized but issued Stock or Stock previously issued and outstanding and reacquired by the Company.

VI.

ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are Employees, officers or directors; provided, however, that only Employees of the Company or any Parent or Subsidiary may be granted an Incentive Stock Option. The maximum number and composition of all Awards granted under the Plan shall be subject to the limitations set forth in Paragraph V(a).

VII.

STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Board at the date of grant; provided, however, that if not otherwise determined by the Board and provided for in an Award Agreement, the term of each Option shall be six years from the date of grant and each Option shall vest ratably over five years.

(b) Special Limitations on Incentive Stock Options. No more than 1,331,722 shares of Stock (irrespective of class) may be issued pursuant to Incentive Stock Options. Only Employees may receive grants of Incentive Stock Options. The term of an Incentive Stock Option shall not exceed ten years from the date of grant. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which Options designated as Incentive Stock Options first become exercisable by a Holder in any calendar year (under this and all other plans of the Company, its Parent or any Subsidiaries) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of determining whether the $100,000 is exceeded, the Fair Market Value of the shares subject to an Incentive Stock Option shall be determined as of the date of grant. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company and its Parent and Subsidiaries, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the Option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(c) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. The Option price must be paid in full at the time of each exercise in one or a combination of the following methods (to the extent authorized and approved by the Board or set forth in the applicable Option Agreement): (i) cash or immediately available funds (including wire transfer, personal check, cashier’s check, postal or express money order or bank draft) or (ii) with shares of Stock already owned by the Holder for at least six months prior to the exercise (or whatever period as maybe required to avoid a change to earnings for financial accounting purposes). Additionally, in the discretion of the Board, payment for any shares of Stock subject to an Option may also be made by a “cashless exercise” which shall include the following: delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing “cashless exercise,” the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The terms and conditions of the respective Option Agreements need not be identical. Option Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters, not inconsistent with the terms and provisions of this Plan.

(d) Treatment of Options Upon Termination of Continuous Service. Upon a Holder’s termination of Continuous Service, all unvested Options shall terminate as of the date of termination of Continuous Service with the Company.

(e) Exercise Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be an amount that is not less than the Fair Market Value of Stock subject to an Option on the date the Option is granted, subject to adjustment as provided in Paragraph XII. The Option or portion thereof may be exercised by delivery of an irrevocable written notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner set forth in the applicable Option Agreement.

(f) Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(g) Options and Stock Appreciation Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals who become Employees as a result of a merger or consolidation of their employer with the Company, or the acquisition by the Company of the assets of such employer, or the acquisition by the Company of stock of such employer with the result that such employer becomes a Subsidiary.

(h) Prohibition on Repricing. No Option granted hereunder shall be amended to reduce the Option Price under such Option, or surrendered in exchange for a replacement Option having a lower purchase price per share; provided, however, that this Paragraph VII (i) shall not restrict or prohibit any adjustment or other action taken pursuant to Paragraph XII.

VIII.

STOCK APPRECIATION RIGHTS

(a) Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. The Board, or such other person as designated by the Board, shall designate the portion of Options that will be subject to treatment as Stock Appreciation Rights under the Plan. The Spread with respect to Stock Appreciation Rights shall be payable in cash, provided, however, that the Stock Appreciation Rights Agreement may specify that the Spread may be payable in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock, at the election of the Board. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, however, the Board shall, except as provided in Paragraph XII retain discretion (i) to determine the form in which payment of Stock Appreciation Rights will be made (i.e., cash, securities or any combination thereof) and (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights.

(b) Treatment of Stock Appreciation Rights Upon Termination of Continuous Service. Upon a Holder’s termination of Continuous Service, all unvested Stock Appreciation Rights shall terminate as of the date of termination of Continuous Service with the Company.

(c) Other Terms and Conditions. At the time of such Award, the Board may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including, but not limited to, rules pertaining to termination of employment or the cessation of performing services to the Company (by retirement, disability, death or otherwise) of a Holder prior to the expiration of such Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Board shall in its sole discretion determine, provided, however, that unless otherwise determined by the Board and provided in a Stock Appreciation Rights Agreement, the term of an Award of Stock Appreciation Rights shall not exceed six years from the date of grant and Stock Appreciation Rights shall vest ratably over five years. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(d) Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Board, but such exercise price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Paragraph VII), and (ii) shall be subject to adjustment as provided in Paragraph XII.

IX.

RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Board. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Board in its sole discretion. The Board may provide that the Forfeiture Restrictions shall lapse upon either (i) the attainment of Performance Objectives, or (ii) the Holder’s Continuous Service for a specified period of time, or (iii) a combination of any two of the factors listed in clauses (i) and (ii) of this sentence, or other factors set forth in the Restricted Stock Agreement. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Board; provided, however, that unless otherwise determined by the Board and provided in a Restricted Stock Agreement, all Restricted Stock Awards shall vest ratably over a period of five years. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph XII.

(b) Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the certificate evidencing such Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Board pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award.

(c) Treatment of Restricted Stock Awards Upon Termination of Continuous Service. Upon a Holder’s termination of Continuous Service with the Company, a Holder shall forfeit any and all shares of Restricted Stock to which Forfeiture Restrictions at the time are applicable as of the date of termination of Continuous Service with the Company.

(d) Payment for Restricted Stock. The Board shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award; provided, however, that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law. To the extent the Holder is subject to any tax liability as a result of a Restricted Stock Award, the Holder may offer as payment for such tax liability shares of Stock, the value of which shall in whole or in part satisfy such tax liability.

(e) Agreements. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Board may determine to be appropriate. The Board may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards.

X.

PERFORMANCE AWARDS

(a) Delegation to Committee. At any time on or after the Company qualifies as a “publicly held corporation” as defined in Section 162(m) and the applicable regulations, all decisions with respect to Performance Awards to Covered Employees must be made by a Committee of two or more “outside directors” as set forth in 162(m) and the applicable regulations, and such a Committee must grant to Covered Employees all Options and Stock Appreciation Rights intended to be “performance-based” under Section 162(m). For the avoidance of doubt, prior to such time that the Company qualifies as a “publicly held corporation,” all Awards granted hereunder shall be made by the Board, and any reference in this Paragraph X to the Committee shall be deemed to be a reference to the Board.

(b) Performance Awards. The Committee shall grant Performance Awards in the form of actual shares of Stock, Phantom Stock or Restricted Stock. In the event that a share certificate is issued in respect of Performance Awards, such certificate shall be registered in the name of the Holder, but shall be held by the Company until the time the performance shares are earned. In addition, the Committee may make cash bonuses to Holders based on the Performance Objectives described herein; such cash bonuses shall be subject to the provisions of Paragraph V(a). The Performance Objectives and the length of the Performance Period shall be determined by the Committee. The Committee shall determine in its sole discretion whether Performance Awards shall be granted in the form of Stock, Phantom Stock or Restricted Stock or shall be paid in cash, Stock, or a combination of cash and Stock.

(c) Performance Award Limits. Each Performance Award shall have a maximum value established by the Committee at the time of grant of such Award; provided, however, that no Covered Employee may be granted a Performance Award in any calendar year during the Performance Period where the value of such award exceeds the Fair Market Value of 600,000 shares of Stock, subject to Paragraph XII (or, to the extent the Performance Awards are paid in cash, the maximum dollar amount of any such Award shall be the equivalent cash value based on Fair Market Value of such number of shares of Stock on the last day of the Performance Period).

(d) Performance Measures. A Performance Award shall be awarded to an Employee, officer or director of the Company contingent upon future performance of the Employee, officer or director of the Company or any Subsidiaries, or division or department thereof by or in which he is employed or for which he performs services during the Performance Period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the Performance Period but subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events or changes. The performance measures established by the Committee may be based on (i) the price of a share of Stock, (ii) the Company’s earnings per share, (iii) the Company’s revenue or EBITDA, (iv) the revenue or EBITDA of a business unit of the Company designated by the Committee, (v) the return on stockholder’s equity achieved by the Company, (vi) the Company or business unit’s pre-tax cash flow from operations, or (vii) a combination of such factors.

(e) Performance Objectives. The Committee shall establish the Performance Objective for each Performance Award, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Holder will be entitled to upon achievement of such levels of performance. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m), by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of

Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance of two or more Performance Goals and the amount of the Performance Award payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives shall be objective and shall otherwise meet the requirements of Section 162(m). Performance Objectives may differ for Performance Awards granted to any one Holder or to different Holders. A Performance Award to a Holder who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Holder’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Performance Award will be payable only (i) if the applicable Performance Objectives are achieved, (ii) to the extent, if any, as the Committee shall determine or (iii) as otherwise provided in the Performance Award Agreement at the time granted.

(f) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m), whether the Performance Objectives and other material terms of the Performance Award have been achieved or met. Unless the Committee determines otherwise, Performance Awards shall not be settled until the Committee has made the certification specified under this Section X(f).

(g) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account an Employee’s, officer’s or director’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(h) Adjustments. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to the Performance Award to a Covered Employee, notwithstanding the achievement of specified Performance Objectives; provided, however, that no such adjustment shall be made which would adversely affect a Holder following a Change in Control.

(i) Payment. Following the end of the Performance Period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such Performance Period, as determined by the Committee. Payment of a Performance Award may be made in cash, Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto in accordance with Paragraph XV(n).

(j) Treatment of Performance Awards Upon Termination of Continuous Service. A Performance Award shall terminate if the Holder does not remain continuously in the employ of the Company or fails to perform services for the Company at all times during the applicable Performance Period.

(k) Agreements. At the time any Award is made under this Paragraph X, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters set forth in Paragraph X(b) as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XI.

PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Stock (or cash in an amount equal to the Fair Market Value thereof), or rights to receive an amount equal to any appreciation in the Fair Market Value of Stock (or portion thereof) over a specified period of time, upon either (i) the attainment of Performance Objectives or (ii) the Holder’s Continuous Service for a specified period of time, or (iii) a combination of any two of the factors listed in clauses (i) and (ii) of this sentence, or other factors set forth in the Phantom Stock Award. Each Phantom Stock Award shall have a maximum value established by the Board at the time of such Award.

(b) Award Period. The Board shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder, provided, however, that unless subject to a performance-based vesting schedule under Paragraph X, or unless otherwise determined by the Board and provided in a Phantom Stock Award Agreement, each Phantom Stock Award shall vest ratably over a period of five years.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Board shall take into account an Employee’s, officer’s or director’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Board. Payment shall be made in a lump sum or in installments as prescribed by the Board in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Board. If a payment of cash is to be made on a deferred basis, the Board shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto in accordance with Paragraph XV(n).

(e) Treatment of Phantom Stock Awards Upon Termination of Continuous Service. Unless otherwise provided in the Phantom Stock Award Agreement, a Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company or fails to perform services for the Company at all times during the applicable vesting period.

(f) Agreements. At the time any Award is made under this Paragraph XI, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and, in addition, such matters set forth in Paragraph IX(b) as the Board may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

XII.

RECAPITALIZATION OR REORGANIZATION

(a) Subdivisions and Combinations. In the event the Company, shall at any time, effect a subdivision (by stock split or otherwise) of the outstanding shares of Stock into a greater number of shares of Stock (other than (x) a subdivision upon a merger or consolidation or sale to which Paragraph XIII shall apply or (y) a stock split effected by means of a stock dividend or distribution to which Paragraph XII(b)(i) below applies), then in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately decreased. Conversely, if the Company shall, at any time or from time to time, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Stock into a smaller number of shares of Stock (other than a combination upon a merger or consolidation or sale to which Paragraph XIII applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionally increased. Any adjustment under this Paragraph XII(a) shall become effective immediately after the opening of business on the day after the date upon which the subdivision or combination becomes effective.

(b) Common Stock Dividends. In the event the Company shall, at any time or from time to time after the grant date of any Award, make or issue to the holders of its Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its Equity Interests payable in, shares of Stock (other than a dividend or distribution upon a merger or consolidation or sale to which Paragraph XIII applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date for the determination of the holders entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

(i)	the numerator of which shall be the total number of shares of Stock issued and outstanding at the close of business on such date for determination; and

(ii)

the denominator of which shall be the total number of shares of Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Stock issuable in payment of such dividend or distribution.

(c) Reclassifications. A reclassification of the Stock (other than any such reclassification in connection with a merger or consolidation or sale to which Paragraph XIII applies) into shares of Stock and shares of any other class of stock shall be deemed:

(i)

a distribution by the Company to the holders of its Stock of such shares of such other class of stock for the purposes and within the meaning of Paragraph XII(d) below (and the effective date of such reclassification shall be deemed to be “the date for the determination of the holders entitled to receive such dividend or distribution” for the purposes and within the meaning of Paragraph XII(d); and

(ii)

if the outstanding shares of Stock shall be changed into a larger or smaller number of shares of Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Stock for the purposes and within the meaning of Paragraph XII(a) above (and the effective date of such reclassification shall be deemed to be “the date upon which such subdivision becomes effective” or “the date upon which such combination becomes effective”, as applicable, for the purposes and within the meaning of Paragraph XII(a)).

(d) Property Dividends. In the event the Company shall, at any time or from time to time, make or issue a dividend or distribution to a holder of its Stock a Property Dividend (other than (x) an Excluded Dividend or (y) any dividend or distribution of any rights or warrants referred to in Paragraph XII(e)), then and in each such event the Exercise Price in effect immediately prior to the close of business on the date for the determination of the holders of Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

(i)

the numerator of which shall be the Fair Market Value per share of Stock on such date for determination minus the portion applicable to one share of Stock of the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and evidenced by a Board Resolution) of such Property Dividend so distributed; and

(ii)	the denominator of which shall be such Fair Market Value per share of Stock on such date for determination.

If the Board determines the fair market value of any Property Dividend for purposes of this Paragraph XII(d) by reference to the actual or when issued trading market for any securities comprising such Property Dividend, it must in doing so consider, to the extent applicable, the prices in such market over the same period used in computing the Current Market Price.

(e) Distributions of Warrants. In the event the Company shall, at any time or from time to time, make or issue any warrants or other rights to subscribe for or purchase any shares of Common Stock (other than a distribution of such warrants or rights upon a merger or consolidation or sale to which Paragraph XIII applies), which are exercisable for a period of not more than 60 days from the issuance thereof, and the consideration per share for which shares of Stock may at any time thereafter be issuable pursuant to such warrants or other rights shall be less than the Current Market Price on the date of issuance, then and in each such event the

Exercise Price at the opening of business on the day after such date for determination shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

(i)

the numerator of which shall be the number of shares of Stock outstanding at the close of business on such date for determination plus the number of shares of Stock that the minimum consideration received and receivable by the Company for the issuance of such maximum number of shares of Stock pursuant to the terms of such warrants or other rights would purchase at such Current Market Price; and

(ii)

the denominator of which shall be the number of shares of Stock outstanding at the close of business on such date for determination plus the maximum number of shares of Stock issuable pursuant to all such warrants or other rights.

Any adjustment under Paragraph XII(e) shall, subject to Paragraph XII(h)(iv), become effective immediately after the opening of business on the day after the date for the determination of the holders of shares of Stock entitled to receive such dividend or distribution. Rights or warrants issued by the Company to all holders of Stock entitling the holders thereof to subscribe for or purchase shares of Stock, which rights or warrants (A) are deemed to be transferred with such shares of Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Stock, in each case in clauses (A) through (C) until the occurrence of a specified event or events, shall for purposes of this Paragraph XII(e) and Paragraph XII(d) not be deemed distributed until the occurrence of the earliest such event.

(f) Superseding Adjustment. In the event at any time after any adjustment of the number of shares of Stock for which any Award is exercisable shall have been made pursuant to Paragraph XII(e) on the basis of the distribution of warrants or other rights or after any new adjustment of the number of shares of Stock for which any Award is exercisable shall have been made pursuant to this Paragraph XII(f), such warrants or rights shall expire, and all or a portion of such warrants or rights shall not have been exercised, then, and in each such case, upon the election of the Company, such previous adjustment in respect of such warrants or rights which have expired without exercise shall be rescinded and annulled and the shares of Stock that were deemed for purposes of the computations set forth in Paragraph XII(e) to have been issued by virtue of such adjustment in respect of such warrants or rights shall no longer be deemed to have been issued.

(g) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to Paragraphs XII(a), XII(b), XII(c), XII(d), or XII (e), the number of shares of Stock purchasable or receivable under outstanding Awards upon payment of the applicable Exercisable Price shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Stock so purchasable or receivable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

(h) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Conversion Price under this Paragraph XII:

(i)

Treasury Stock. The dividend or distribution of any issued shares of Stock owned or held by or for the account of the Company shall be deemed a dividend or distribution of shares of Stock for purposes of this Paragraph XII. The Company shall not make or issue any dividend or distribution on shares of Stock held in the treasury of the Company. For the purposes of this Paragraph XII, the number of shares of Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Stock.

(ii)

When Adjustments Are to be Made. The adjustments required by Paragraph XII shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Paragraph XII and not previously made, would result in such minimum adjustment.

(iii)	Fractional Interests. In computing adjustments under this Paragraph XII, fractional interests in Stock shall be taken into account to the nearest share.

(iv)

Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of any of the shares of Stock, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Stock at such adjusted Exercise Price.

(i) Notice of Adjustments. Upon the occurrence of an adjustment pursuant to Paragraph XII, the Company at its expense shall promptly:

(i)	compute such adjustments in accordance with the terms hereof; and

(ii)

after such adjustments become effective, deliver to all Holders notice in accordance with requirements under Paragraph XV(I) setting forth such adjustments (including the kind and amount of securities, cash or other property for which the Awards shall be exercisable and the Exercise Price) and showing in detail the facts upon which such adjustment is based.

(j) The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board or the shareholders of the Company to make, declare, payor authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or any Property Dividend or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(k) Except as hereinbefore expressly provided in this Paragraph XII, the issuance by the Company of shares of stock of any other class of Equity Interests or securities convertible into shares of stock of any other class of Equity Interests, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the Exercise Price, if applicable.

XIII.

CHANGE IN CONTROL

(a) Upon the occurrence of a Change in Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. Notwithstanding the foregoing, the Board may also determine, in its discretion, the following: (i) except in the case of Option Awards, that upon the occurrence of a Change in Control, each Award shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change in Control Value over the Exercise Price, if any or (ii) in the case of Option Awards, but only if a Holder’s Option Agreement does not provide otherwise, the Board may act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (1) determine a limited period of time for the exercise of such Options on or before a specified date (before or after such Change in Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change in Control, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change in Control Value of the shares subject to such Option over the Exercise Price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Change in Control (provided, however, that the Board may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such

Option, in lieu of the number of shares of Stock then covered by such Option, the number and class of Equity Interests or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder had been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this subparagraph (a) shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change in Control, but only if (x) the Holder of such Award is subject to the reporting requirements of Section 16(a) of the Exchange Act and (y) such provisions (even after preapproval by the Board pursuant to Rule 16b-3) would create a matching transaction under Section 16(b) of the Exchange Act with respect to such Holder. The provisions contained in this subparagraph (a) shall not alter any rights or terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change in Control. The Board may, in its sole discretion, include such further provisions and limitation in any agreement documenting such Awards as it may deem equitable and in the best interest of the Company.

(b) Any adjustment provided for in subparagraph (a) above shall be subject to any required stockholder action.

XIV.

AMENDMENT AND TERMINATION OF THE PLAN

(a) The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. Subject to the limitations in the Plan, the Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) and applicable interpretive authority thereunder); and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to:

(i)	increase the maximum number of shares which may be issued on exercise or surrender of an Award, except as provided in Paragraph XII;

(ii)	change the class of any Employee, officer or director eligible to receive Awards or materially increase the benefits accruing to any Employee, officer, or director under the Plan;

(iii)	extend the maximum period during which Awards may be granted under the Plan;

(iv)	modify materially the requirements as to eligibility for participation in the Plan; or

(v)	decrease any authority granted to the Committee in contravention of Rule 16b-3 or Section 162(m).

XV.

MISCELLANEOUS

(a) Representations. The Board may require each Holder purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Holder is acquiring the shares for investment and without a view to distribution thereof.

(b) Forfeiture. Notwithstanding anything in the Plan to the contrary and unless otherwise specifically provided in an Award Agreement, in the event a Holder or former Holder is terminated for Cause, the Board may cancel any outstanding Award granted to such Holder or former Holder, in whole or in part, whether or not vested. Such cancellation shall be effective as of the date specified by the Board. Except in the case of Performance Awards granted under Paragraph X and as provided in Paragraph XIII, each Award shall be forfeited and cancelled upon a termination of the Holder’s Continuous Service for any reason, to the extent that such Award has not become vested (for prior Continuous Service) in 20% installments on each anniversary of the Award’s grant date, and any vested Award shall cease to be exercisable (if applicable) no later than the first anniversary of the Holder’s termination of Continuous Service for any reason.

(c) No Right to an Award. Neither the adoption of the Plan by the Company nor any action of the Board shall be deemed to give an Employee, officer or director any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award, a Performance Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement, Performance Award Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

(d) No Employment or Service Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee, officer or director any right with respect to continuation of employment or service with the Company or (ii) interfere in any way with the right of the Company to terminate his or her employment or service at any time, with or without cause.

(e) Other Laws. The Company shall not be obligated to issue any shares of Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Board deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

(f) Withholding. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. Upon (i) disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two (2)

years of the grant of the Incentive Stock Option or within one (1) year after exercise of the Incentive Stock Option, or (ii) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), or the vesting or payment of any other Award under the Plan, or (iii) under any other circumstances determined by the Board in its sole discretion, the Company shall have the right to require any Holder, and such Holder by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto. In the event of clauses (i), (ii) or (iii), with the consent of the Board, at its sole discretion, such Holder may elect to have the Company withhold shares of Stock having a Fair Market Value equal to the amount of the withholding tax obligation as determined by the Company; provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law. Such shares so delivered to satisfy the minimum withholding obligation may be either shares withheld by the Company upon the exercise of the Option or other shares. At the Board’s sole discretion, a Holder may elect to have additional taxes withheld and satisfy such withholding with cash or shares of Stock held for at least six (6) months prior to exercise if, in the opinion of the Company’s outside accountants, doing so would not result in a charge against earnings.

(g) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, officer or director beneficiary or other person shall have any claim against the Company as a result of any such action.

(h) Restrictions on Transfer. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative. Except as otherwise provided herein, no Award or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Holder or his or her successors in interest or shall be subject to the disposition by transfer, alienation, anticipation, pledge, encumbrances, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. However, the Board may, in its discretion, provide in an Option Agreement (other than with respect to an Incentive Stock Option) that the Option right granted to the individual may be transferred (in whole or in part and shall be subject to such terms and conditions as the Board may impose thereon, including, without limitation, the approval by the Company of the form of transfer agreement) by the individual to (i) the spouse, children, grandchildren and/or the direct descendents of the individual (“Immediate Family Members”), (ii) a partnership in which such Immediate Family Members and, if applicable, the individual are the only partners, or (iii) any other person or entity otherwise permitted by the Board. Following transfer, any such transferred Option rights shall continue to be subject to the same terms and conditions as were applicable to the Option rights immediately prior to transfer; provided, however, that no transferred Option rights shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Option rights.

(i) Rule 16b-3. It is intended that any grant of an Award (and subsequent transactions contemplated thereby) made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 and that the Plan conform to the extent necessary with all provisions of the Securities Act of 1933, as amended and the Exchange Act and any and all regulations and rules promulgated by the SEC, to the extent the Company or any Holder is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. If this Plan or any such Award does not comply with Rule 16b-3, or any other laws, rules and regulations, then to the extent permitted by law, the Plan and such Award shall be construed or deemed amended to the extent necessary to comply with Rule 16b-3 or such other laws, rules and regulations.

(j) Section 162(m). If the Plan is subject to Section 162(m), it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) so that Options, Stock Appreciation Rights and Performance Awards hereunder shall constitute “performance-based” compensation within the meaning of Section 162(m). If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided, however, that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder. The Board may, without stockholder or grantee approval (unless otherwise required under applicable law to be effective), amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to any such Award, and no such amendment will be made if such amendment would disqualify any Options, Stock Appreciation Rights or Performance Awards as “performance based compensation” under Section 162(m).

(k) Unfunded Status. The Plan is intended to constitute an “unfunded plan” for incentive compensation and nothing contained in the Plan shall give any Holder any rights that are greater than those of a general unsecured creditor of the Company. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(l) Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

(m) Notice to Holders. To the extent that the Plan requires the Company to give notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided), if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his most current address as it appears on record with the Company, no later than the latest date, and no earlier than the earliest date, prescribed for giving such notice under the Plan. Where the Plan provide for notice in any manner, such notice may be waived in writing by either party entitled to receive such notice either before, or after the event and such waiver shall be the equivalent of such notice.

(n) Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan, or any deferral permitted under the Plan, would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and United States Department of Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed, and that deferral provision will be structured, to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Holder’s rights to an Award.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 23rd day of March, 2006.

TEXAS PETROCHEMICALS INC.

By:	/s/ Charles W. Shaver
Charles W. Shaver
Title:	Chief Executive Officer/President